SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                               BOC FINANCIAL CORP.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                               BOC FINANCIAL CORP.
                              107 S. CENTRAL AVENUE
                          LANDIS, NORTH CAROLINA 28088

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE is hereby given that the Annual Meeting of Shareholders of BOC Financial Corp. (the "Company") will be held as follows:

        PLACE:        Bank of the Carolinas
                      107 South Central Avenue
                      Landis, North Carolina

        DATE:         Tuesday, May 4, 1999
        TIME:         2:00 p.m.

The purposes of the meeting are:

        1. To elect six directors of the Company for one-year terms.

        2. To approve the BOC Financial Corp. 1999 Incentive Stock Option Plan.

        3. To approve the BOC Financial Corp. 1999 Nonstatutory Stock Option
           Plan.

        4. To approve the BOC Financial Corp. 1999 Management Recognition
           Plan.

        5. To ratify the appointment of Dixon Odom PLLC as the Company's independent public accountants for 1999; and

        6. To transact such other business as may properly be presented for action at the meeting.

YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, EVEN IF YOU PLAN TO ATTEND, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED APPOINTMENT OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE TO ENSURE THAT A QUORUM IS PRESENT AT THE MEETING. THE GIVING OF AN APPOINTMENT OF PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE IT OR TO ATTEND THE MEETING AND VOTE IN PERSON.

                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    STEPHEN R. TALBERT
                                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
APRIL 8, 1999

                               BOC FINANCIAL CORP.
                              107 S. CENTRAL AVENUE
                          LANDIS, NORTH CAROLINA 28088
                                 (800) 543-7250

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                     MAILING DATE: ON OR ABOUT APRIL 8, 1999

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 4, 1999

        This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of BOC Financial Corp. (the "Company") of appointments of proxy for use at the annual meeting of the Company's shareholders (the "Annual Meeting") to be held on Tuesday, May 4, 1999, at 2:00 p.m., in the lobby of Bank of The Carolinas, 107 South Central Avenue, Landis, North Carolina, and at any adjournments thereof. The Company's proxy solicitation materials are being mailed to shareholders on or about April 8, 1999. In this Proxy Statement, the Company's subsidiary bank, Bank of the Carolinas, is referred to as the "Bank".

VOTING OF PROXIES

        Persons named in the enclosed appointment of proxy as proxies (the "Proxies") to represent shareholders at the Annual Meeting are Thomas P. Corriher, Stephen R. Talbert and Henry H. Land. Shares represented by each appointment of proxy which is properly executed, returned and not revoked, will be voted in accordance with the directions contained therein. If no directions are given, such shares will be voted "FOR" the election of each of the six nominees for director named in Proposal 1, and "FOR" Proposals 2, 3, 4, and 5. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable for any reason, the proxies will be authorized to vote for a substitute nominee. On such other matters as may come before the meeting, the proxies will be authorized to vote in accordance with their best judgment. An Appointment of Proxy may be revoked by the shareholder giving it at any time before it is exercised by filing, with Henry H. Land, Secretary of the Company, a written instrument revoking it or a duly executed Appointment of Proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

RECORD DATE

        The close of business on March 19, 1999, has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only those shareholders of record on that date will be eligible to vote on the proposals described herein.

VOTING SECURITIES

        The Company's voting securities are the shares of its common stock, par value $1.00 per share, of which 879,741 shares were issued and outstanding on the Record Date.

VOTING PROCEDURES; VOTES REQUIRED FOR APPROVAL

        At the Annual Meeting, each shareholder will be entitled to one vote for each share held of record on the Record Date on each matter submitted for voting and, in the election of directors, for each director to be elected. In accordance with North Carolina law, shareholders will not be entitled to vote cumulatively in the election of directors.

        In the case of Proposals 2, 3, 4, and 5 below, for such proposals to be approved, the proposals must be approved by a majority of the votes cast. Abstentions and broker nonvotes will have no effect.

REVOCATION OF APPOINTMENT OF PROXY

        Any shareholder who executes an appointment of proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company either an instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

EXPENSES OF SOLICITATION

        The Company will pay the cost of preparing, assembling and mailing this Proxy Statement. Appointments of proxy also may be solicited personally or by telephone by the Company's and the Bank's directors, officers and employees without additional compensation. The Company will reimburse banks, brokers, and other custodians, nominees, and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Company's common stock.

BENEFICIAL OWNERSHIP OF SECURITIES BY MANAGEMENT AND NOMINEES

        As of March 19, 1999, there were no persons who were known to management of the Company to beneficially own more than 5% of the Company's common stock other than those listed below.

NAME AND ADDRESS                    AMOUNT AND NATURE OF         PERCENTAGE
OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP (1)        OF CLASS
--------------------              ------------------------        --------
Stephen R. Talbert, Trustee                74,059                  8.41%
Landis, North Carolina

John A. Drye, Trustee                      74,059                  8.41%
Landis, North Carolina

(1) Includes 74,059 shares of Common Stock held by Mr. Talbert and Mr. Drye as trustees of the Company's Employee Stock Ownership Plan all of which are unallocated and the voting of which is therefore directed by Messrs. Talbert and Drye. Unallocated shares, and allocated shares for which no timely direction is received, in the future will be voted by these trustees or their substitutes in the same proportion as the participant directed voting of allocated shares. The ESOP may be terminated at any time by the Company.

        The following table lists the individual beneficial ownership of the Company's common stock as of March 19, 1999, by the Company's current directors and nominees for director, and by all current directors, nominees and executive officers of the Company as a group.

NAME OF                        AMOUNT AND NATURE OF         PERCENTAGE
BENEFICIAL OWNER             BENEFICIAL OWNERSHIP (1, 2)    OF CLASS
-----------------            ---------------------------    -----------
Thomas P. Corriher                     2,100                    .23%
John A. Drye (3)                      80,059                   9.10%
Henry H. Land                          8,500                    .96%
Susan Linn Norvell                     1,600                    .18%
Lynne Scott Safrit                     6,000                    .68%
Stephen R. Talbert (3)                78,559                   8.92%
All current directors,
nominees for director and
executive officers as a             176,818 (3)               20.09%
group
(6 persons)


(1) Except as otherwise noted, to the best knowledge of management of the Company, the individuals named or included in the group above exercise sole voting and investment power over the amount of shares disclosed above except for the following over which voting and investment power is shared. Ms. Norvell - 1,600 shares; Ms. Safrit - 6,000 shares; and Mr. Talbert - 3,800 shares.

(2) The calculations of the percentage of class beneficially owned by each individual or group is based on a total of 879,741 shares currently outstanding plus the number of shares capable of being issued to that individual within 60 days, upon the exercise of any derivative security held.

(3) Includes 74,059 shares of Common Stock held by Mr. Talbert and Mr. Drye as trustees of the Company's Employee Stock Ownership Plan all of which are unallocated and the voting of which is therefore directed by Messrs. Talbert and Drye. Unallocated shares, and allocated shares for which no timely direction is received, in the future will be voted by these trustees or their substitutes in the same proportion as the participant directed voting of allocated shares. The ESOP may be terminated at any time by the Company.

REPORTS OF CHANGES IN BENEFICIAL OWNERSHIP

        Directors and executive officers of the Company are required by federal law to file reports with the Securities and Exchange Commission regarding the amount of and changes in their beneficial ownership of the Company's common stock. To the knowledge of the management of the Company based upon information supplied to the Company by the directors and executive officers, all required reports of directors and executive officers of the Company have been timely filed.

                        PROPOSAL 1: ELECTION OF DIRECTORS
                        ---------------------------------
NOMINEES

        The Company's Bylaws provide for a Board of Directors composed of not less than five (5) nor more than eighteen (18) directors as from time to time may be fixed or changed within the minimum and maximum by the shareholders or by a majority of the full Board of Directors. The Board of Directors has set the current number of Directors at six and nominates the six persons named below for election by shareholders at the Annual Meeting as directors of the Company for one-year terms or until their respective successors are duly elected and qualified.

                                       YEAR IN WHICH
                          POSITIONS    FIRST ELECTED/            PRINCIPAL OCCUPATION
NAME AND AGE                 WITH      YEAR PROPOSED           AND BUSINESS EXPERIENCE
AS OF DECEMBER 31, 1998    COMPANY    TERM EXPIRES (1)               FOR PAST 5 YEARS
-----------------------    -------    --------------              ----------------
Thomas P.  Corriher        Director      1970/2000      Retired Accountant; Owner of Camera &
(71)                                                    Hobby Shop

John A. Drye               Director      1993/2000      Co-owner, Clay Wright Insurance
(35)                                                    Agency, Inc. (independent insurance agency)

Henry H. Land              Director      1986/2000      Certified Public Accountant, Partner,
(57)                                                    McClary, Stocks, Smith & Land
                                                        (accounting firm)

Susan Linn Norvell         Director      1994/2000      Homemaker
(44)

Lynne Scott Safrit         Director      1995/2000      President, Atlantic American
(40)                                                    Properties, Inc.,
                                                        Kannapolis, North Carolina (real
                                                        estate management)

Stephen R. Talbert         Director      1986/2000      President and Chief Executive Officer
(53)                                                    of the Company and the Bank

(1) The year first elected indicates the year in which each individual was first elected a director of the Bank or the Company, as applicable, and does not necessarily reflect a continuous tenure.

            THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE
                     "FOR" EACH OF THE NOMINEES NAMED ABOVE

DIRECTOR COMPENSATION

          During 1998, each nonemployee director was paid a fee of $300 for each Board of Directors meeting attended and $100 for attendance at each meeting of a committee. Each director also received an annual retainer of $600. The Chairman of the Board of Directors received $400 for each Board of Directors meeting attended.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors of the Company held twelve regular meetings and five special meetings during 1998. Each current director attended 75% or more of the aggregate number of meetings of the Board of Directors and of any committees on which he or she served.

        The Company's Board of Directors has several standing committees, including an Audit Committee and a Compensation, Pension and Benefits Committee. The current members of the Audit Committee are Henry H. Land Chairman, Thomas P. Corriher and John A. Drye. The Audit Committee reviews the annual audit reports of the Company's independent auditors and the examination reports issued by bank regulatory agencies, and oversees the work of the Company's internal auditor. The Audit Committee met once during 1998.

        The current members of the Compensation, Pension and Benefits Committee are Henry H. Land - Chairman, Thomas P. Corriher, John A. Drye and Lynne Scott Safrit. The Compensation, Pension and Benefits Committee is authorized to consider and make recommendations to the Board of Directors for action on matters pertaining to the compensation, pension and fringe benefits of employees of the Company and the Bank. The Compensation, Pension and Benefits Committee met four times during 1998.

        The Company does not have a standing nominating committee. Such functions typically performed by a nominating committee, such as nominating candidates to stand for election as directors, are performed by the Board as a whole.

EXECUTIVE OFFICER

        The following table contains information about the current executive officer of the Company and the Bank.


                                                                                 EMPLOYED BY
NAME AND AGE         CURRENT POSITIONS WITH COMPANY AND/OR BANK                  BANK SINCE
------------         ------------------------------------------                  ----------
Stephen R. Talbert   President and Chief Executive Officer of the Company and       1971
(53)                 the Bank

EXECUTIVE COMPENSATION

        The following table shows, for 1998, 1997 and 1996, the compensation received or deferred by the Company's chief executive officer.


                                         SUMMARY COMPENSATION TABLE



                      ANNUAL  COMPENSATION                   LONG-TERM  COMPENSATION
                      --------------------                   -----------------------
                                                           AWARDS                PAYOUTS
                                                           -------               -------
                                                  OTHER                                     ALL
                                                  ANNUAL   RESTRICTED                      OTHER
                                                 COMPEN-     STOCK     OPTIONS/   LTIP    COMPEN-
NAME  AND PRINCIPAL           SALARY   BONUS     SATION     AWARDS      SARS    PAYOUTS   SATION
    POSITION           YEAR     ($)     ($)       ($)1)      ($)        (#)       ($)     ($)(2)
   ---------           ----     ---    ----      ------    -------      ----    -------   ------
Stephen R. Talbert,    1998   88,200      --       -0-        -0-        -0-       -0-      -0-
President and Chief    1997   70,080      --       -0-        -0-        -0-       -0-     11,600
Executive Officer of   1996   68,040      --       -0-        -0-        -0-       -0-     9,600
the Company

(1) In 1998, the aggregate value of non-cash benefits received by Mr. Talbert did not exceed 10% of cash compensation paid to him.

(2) The amounts listed as received in 1997 and 1996 represent directors fees. In 1998 Mr. Talbert did not receive fees for his service as a director and will not receive fees for his service as a director in 1999.

        In 1998, the Bank entered into an employment agreement with Mr. Talbert as its President and Chief Executive Officer to establish his duties and compensation and to provide for his continued employment with the Bank. The employment agreement provides for an initial term of three years that is automatically extended for one additional year on the anniversary of the execution of the agreement unless proper written notice is received. The agreement provides for an annual base salary of $88,200 to be reviewed not less often than annually. In addition, the employment agreement provides for participation in employee benefit programs and compensation plans maintained by the Bank for all employees as well as fringe benefits normally associated with Mr. Talbert's position as President and Chief Executive Officer. The agreement provides that Mr. Talbert may be terminated for "cause" as defined therein, or otherwise, and that Mr. Talbert may terminate the agreement upon ninety days written notice to the Bank. The employment agreement also provides that upon the occurrence of a "termination event" within twenty-four months of a "change in control", Mr. Talbert may terminate the employment agreement and receive, among other things, an amount equal to 299% of Mr. Talbert's "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended. A "termination event" will occur if (i) the employee is assigned any duties or responsibilities that are inconsistent with his position, duties, responsibilities or status at the time of the change in control or with his reporting responsibilities or title with the Bank in effect at the time of the change in control; (ii) the employee's annual base salary rate is reduced below the annual amount in effect as of the change in control; (iii) the employee's life insurance, medical or hospitalization insurance, disability insurance, stock option plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans or similar plans or benefits being provided by the Bank to the employee as of the date of the change in control are reduced in their level, scope or coverage, or any such insurance, plans or benefits are eliminated, unless such reduction or elimination applies proportionately to all salaried employees of the Bank who participated in such benefits prior to the change in control; or (iv) the employee is transferred to a location outside of Rowan County, North Carolina, without Mr. Talbert's express written consent. A change in control of the Bank will occur if (i) any "person" (as such term is defined in Section 7(j)(8)(A) of the Change in Bank Control Act of 1978), other than the Bank's holding company, directly or indirectly, acquires beneficial ownership of voting stock, or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing twenty-five percent (25%) or more of any class of voting securities of the Bank, or its holding company, or acquires control of in any manner the election of a majority of the directors of the Bank or its holding company (ii) the Bank or its holding company consolidates or merges with or into another corporation, association, or entity, or is otherwise reorganized, where the Bank or its holding company, as the case may be, is not the surviving corporation in such transaction; (iii) all or substantially all of the assets of the Bank or its holding company are sold or otherwise transferred to or are acquired by any other corporation, association, or other person, entity, or group; or (iv) when, during any consecutive two-year period, directors of the Bank or its holding company at the beginning of such period cease to constitute a majority of the Board of Directors of the Bank or its holding company, unless the election of replacement directors was approved by a majority vote of the initial directors then in office.

TRANSACTIONS WITH MANAGEMENT

        The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with certain of the Company's and the Bank's directors and executive officers and their associates. All loans included in such transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.


                 PROPOSAL 2: APPROVAL OF THE BOC FINANCIAL CORP.
                 -----------------------------------------------
                        1999 INCENTIVE STOCK OPTION PLAN
                        --------------------------------

        In connection with its formation in 1998, the Board approved the BOC Financial Corp. 1999 Incentive Stock Option Plan (the "Incentive Option Plan") which provides for the issuance of options to purchase shares of the Company's common stock ("Incentive Options") to officers and other full-time employees of the Company and its subsidiaries, if any (the "Optionees"). The general purpose of the Incentive Option Plan is to assist the Company in attracting and retaining employees whose interests are the same as those of its shareholders, and to provide an additional incentive for employees to whom Incentive Options are granted to perform at levels that will enhance the Company's financial performance and shareholder value. The Board's approval of the Incentive Option Plan is subject to approval by the Company's shareholders.

        The Incentive Option Plan will be administered by a committee of the Board and generally provides for the issuance and sale of an aggregate of 87,974 shares of the Company's common stock (subject to adjustment as described below) upon the exercise of Incentive Options. The committee is authorized to determine the persons to whom and numbers of shares for which Incentive Options will be granted, to interpret and construe the terms and provisions of the Incentive Option Plan and to make rules and other determinations relating to and reasonable or advisable in administering the Incentive Option Plan. The Incentive Option Plan provides that, to the extent permitted by applicable law, members of the Board will be indemnified by the Company for certain potential legal expenses and liability incurred in connection with the administration of the Incentive Option Plan.

        The price per share (the "Exercise Price") of common stock covered by each Incentive Option granted shall be set by the committee at the time the Incentive Option is granted, but shall not be less than 100% of the fair market value (as determined by the Board) of a share of common stock at the time the Incentive Option is granted (or 110% in the case of an Incentive Option granted to an Optionee who owns more than 10% of the voting power of the Company's common stock). The fair market value of a share of common stock at the date of grant shall be determined according to the Incentive Option Plan in the following manner: (1) if on the date of grant the common stock of the Company is traded on a securities exchange, the fair market value will be equal to the mean of the closing sales price as reported on each of the five trading days immediately preceding the date of grant, provided that if a closing sales price is not reported for each of the five trading days immediately preceding the date of grant, the fair market value shall be equal to the mean of the closing sales prices on those trading days for which such price is available; (2) if the common stock of the Company is not listed on any exchange or no closing sales prices are reported on an exchange, but quotations for the common stock are regularly listed on the NASDAQ or another comparable system, the fair market value shall be equal to the mean of the average of the closing bid and asked prices as quoted on such system for each of the five trading days preceding the date of grant, provided that if closing bid and asked prices are not available for each of the five trading days, the fair market value shall be equal to the mean of the average of the closing bid and asked prices on those trading days during the five-day period for which such prices are available; or (3) if the common stock is not quoted on NASDAQ or another comparable system, or no such quotations are available on NASDAQ, the fair market value shall be the average of the closing bid and asked prices furnished by a professional securities dealer making a market in the shares of common stock, as selected by the Board, for the trading date first preceding the date of grant. If the committee determines that the price as determined above does not represent the fair market value of the shares of common stock on the date of grant, the committee may then consider such other factors as it deems appropriate in determining the fair market value.

        Each Incentive Option will become exercisable as specified by the committee at the time of grant (but not before the Optionee has completed one full year of employment following the date of grant), and will expire and may not thereafter be exercised after the earlier of: (I) the expiration date set by the committee at the time of grant (which in any event may be no more than five years in the case of an Incentive Option granted to an Optionee who owns more than 10% of the voting power of the Company's common stock or, in the case of all other Optionees, no more than 10 years after the date of grant); (II) the date the Optionee resigns or on which his or her employment is terminated for "cause" (as defined in the Incentive Option Plan); (III) three months following the termination of the Optionee's employment as a result of his or her disability or retirement or following a "change in control"; or (IV) 12 months after Optionee's death: (1) while employed; (2) during the three months after Optionee's termination as a result of Optionee's retirement or following a "change in control"; or (3) during the 12 months after Optionee's termination as a result of disability; but in any event, no later than the end of the option period provided in the Optionee's option agreement. The aggregate fair market value (determined as of the date of grant) of common stock for which such Incentive Options may be exercised for the first time in any calendar year may not exceed $100,000, and in connection with any Incentive Option granted, the committee may impose such other restrictions or conditions as it may deem appropriate. Incentive Options are subject to a five year vesting schedule whereby 20% of the options granted vest each year following the date of grant. Upon the expiration of an Incentive Option for whatever reason prior to the end of its option period or expiration date, the shares of common stock covered by an expired Incentive Option shall be available again during the remaining term of the Incentive Option Plan for future grants.

        No monetary consideration will be received by the Company upon the grant of an Incentive Option. In order to exercise an Incentive Option, the Optionee must give the Company written notice of exercise and pay the aggregate exercise price for shares being purchased. Such payment must be made in cash. Optionees will have no rights as shareholders of the Company with respect to any shares covered by Incentive Options granted to them until those Incentive Options have been exercised and the exercise price of such shares has been paid to the Company. The market value of the 87,974 shares of common stock reserved for issuance under the Incentive Option Plan, had they been outstanding on the Record Date would have been $890,296.

        In the event of increases, decreases or changes in the Company's outstanding common stock resulting from a stock dividend, recapitalization, reclassification, stock split, consolidation, combination or similar event, or resulting from an exchange of shares or merger or other reorganization in which the Company is the surviving entity, then the committee shall make equitable proportionate adjustments in the aggregate number and kind of shares under the Incentive Option Plan, the number and kind of shares covered by each then outstanding Incentive Option, and in the Exercise Price of each unexercised Incentive Option. Unless amended by the Board, the standard Incentive Option Agreement (the "Agreement") shall be binding upon any successor to the Company. However, except upon a "change in control" (as defined in the Agreement), the Incentive Option Plan and any options granted thereunder shall terminate upon the effective date of the Company's dissolution or liquidation.

        The Board may, from time to time, amend, modify, suspend, terminate or discontinue the Incentive Option Plan without notice. However, no such action will adversely affect any Optionee's rights under any then outstanding Incentive Option without such Optionee's prior written consent, and, except as shall be required to comport with changes in the Internal Revenue Code. Any modification or amendment of the Incentive Option Plan that (A) increases the aggregate number of shares of common stock covered by the Incentive Option Plan, (B) changes the provisions of the Incentive Option Plan with respect to the determination of persons to whom Incentive Options may be granted, or (C) otherwise materially increases the benefits accruing to Optionees under the Incentive Option Plan, shall be subject to the approval of the Company's shareholders. Consistent with the terms of the Incentive Option Plan, the Board may modify, any outstanding Incentive Option pursuant to a written agreement with the Optionee.

        Incentive Options granted under the Incentive Option Plan are intended to qualify for certain favorable income tax treatment. Under the Internal Revenue Code, an Optionee is not taxed in the year in which an Incentive Option is exercised. If an Optionee holds stock purchased upon the exercise of an Incentive Option for a period of at least two years following the date of grant and at least one year from the date the Incentive Option is exercised (or dies while owning the stock) then, upon disposition of the stock (or upon death while owning the stock), he or she will realize capital gain equal to the excess of the sale price of the stock over the exercise price. If the Optionee disposes of the stock before the holding periods have expired, the excess of the fair market value of the stock at the time the Incentive Option was exercised over the exercise price will be treated as ordinary income. The Company will not be permitted to take a tax deduction at any time in connection with Incentive Options unless stock purchased upon exercise is disposed of prior to expiration of the two holding periods. At its discretion, the Board may withhold from an Optionee's salary or any other amount due to such Optionee (or from shares being purchased upon the exercise of an Incentive Option) the amount of any required tax withholdings for which the Company is responsible.

        No options will be granted to employees under the Incentive Option Plan until approval of the Incentive Option Plan by the Company's shareholders.

        A copy of the Incentive Option Plan is on file and may be inspected by any shareholder at the Company's office in Landis, North Carolina, and a copy will be available for inspection by any shareholder at the Annual Meeting. Additionally, any shareholder wishing to receive a copy of the Incentive Option Plan free of charge should contact Henry H. Land, Secretary of the Company, at Post Office Drawer 8187, Landis, North Carolina 28088.

            THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE
             "FOR" PROPOSAL 2 APPROVING OF THE BOC FINANCIAL CORP.
                        1999 INCENTIVE STOCK OPTION PLAN



                 PROPOSAL 3: APPROVAL OF THE NONQUALIFIED STOCK
                 ----------------------------------------------
                            OPTION PLAN FOR DIRECTORS
                            -------------------------

        In connection with its formation, the Board of Directors approved the BOC Financial Corp. 1999 Nonqualified Stock Option Plan for Directors (the "Nonqualified Option Plan") which provides for the issuance of options to purchase shares of the Company's common stock ("Nonqualified Options") to directors of the Company and its subsidiaries, if any (the "Optionees", but excluding any director who is also an employee of the Bank). The general purpose of the Nonqualified Option Plan is to assist the Company in attracting and retaining directors whose interests are the same as those of shareholders, and to provide an additional incentive for directors to whom Nonqualified Options are granted to manage the Company in a manner that will enhance the Company's financial performance and shareholder value. The Board's approval of the Nonqualified Option Plan is subject to approval by the Company's shareholders.

        The Nonqualified Option Plan will be administered by the Board and generally provides for the issuance and sale of up to an aggregate of 87,974 shares of the Company's common stock (subject to adjustment as described below) upon the exercise of Nonqualified Options. The Board is authorized to determine the persons to whom and numbers of shares for which Nonqualified

Options will be granted, to interpret and construe the terms and provisions of the Nonqualified Option Plan and to make rules and other determinations relating to and reasonable or advisable in administering the Nonqualified Option Plan. The Nonqualified Option Plan provides that, to the extent permitted by applicable law, members of the Board will be indemnified by the Company for certain legal expenses and liability incurred in connection with the administration of the Nonqualified Option Plan.

        The price per share (the "Exercise Price") of common stock covered by each Nonqualified Option granted shall be set by the Board at the time the Nonqualified Option is granted, but shall not be less than 100% of the fair market value (as determined by the Board) of a share of common stock at the time the Nonqualified Option is granted. The fair market value of a share of common stock at the date of grant shall be determined according to the Nonqualified Option Plan in the following manner: (1) if on the date of grant, the common stock of the Company is traded on a securities exchange, the fair market value will be equal to the mean of the closing sales price as reported on each of the five trading days immediately preceding the date of grant, provided that if a closing sales price is not reported for each of the five trading days immediately preceding the date of grant, the fair market value shall be equal to the mean of the closing sales prices on those trading days for which such price is available; (2) if the common stock of the Company is not listed on any exchange or no closing sales prices are reported on an exchange, but quotations for the common stock are regularly listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or another comparable system, the fair market value shall be equal to the mean of the average of the closing bid and asked prices as quoted on such system for each of the five trading days preceding the date of grant, provided that if closing bid and asked prices are not available for each of the five trading days, the fair market value shall be equal to the mean of the average of the closing bid and asked prices on those trading days during the five-day period for which such prices are available; or (3) if the common stock is not quoted on NASDAQ or another comparable system, or no quotations are available on NASDAQ, the fair market value shall be the average of the closing bid and asked prices furnished by a professional securities dealer making a market in the shares of common stock, as selected by the Board, for the trading date first preceding the date of grant. If the Board determines that the price as determined above does not represent the fair market value of the shares of common stock on the date of grant, the Board may then consider such other factors as it deems appropriate in determining such fair market value.

        Each Nonqualified Option will become exercisable at the time of grant and will expire and may not thereafter be exercised after the earlier of: (I) the expiration date set by the Board at the time of grant (which may be no more than 10 years after the date of grant); (II) the date the Optionee resigns from the Board or completes his or her term without reelection; (III) 12 months after Optionee's death: (1) while serving as a Director; (2) after the Optionee's retirement from the Board in accordance with the Company's bylaw provisions; or
(3) following a "change in control", but in all events, with such deaths occurring within 10 years after the date of grant. In connection with any Nonqualified Option granted, the Board may impose such other restrictions or conditions as it may deem appropriate. Nonqualified Options are fully vested upon their date of grant unless the option agreement approved by the Board indicates otherwise. Upon the expiration of a Nonqualified Option for whatever reason prior to the end of its option period, or expiration date, the shares of common stock covered by an expired Nonqualified Option shall be available again during the remaining term of the Nonqualified Option Plan for future grants.

        No monetary consideration will be received by the Company upon the grant of a Nonqualified Option. In order to exercise a Nonqualified Option, the Optionee must give the Company written notice of exercise and pay the aggregate exercise price for shares being purchased. Such payment must be made in cash. Optionees will have no rights as shareholders of the Company with respect to any shares covered by Nonqualified Options granted to them until those Nonqualified Options have been exercised and the exercise price of such shares has been paid to the Company. The market value of the 87,974 shares of common stock reserved for issuance under the Nonqualified Option Plan, had they been outstanding on the Record Date would have been $890,296.

        In the event of increases, decreases or changes in the Company's outstanding common stock resulting from a stock dividend, recapitalization, reclassification, stock split, consolidation, combination or similar event, or resulting from an exchange of shares or merger or other reorganization in which the Company is the surviving entity, the Board shall make equitable proportionate adjustments in the aggregate number and kind of shares available under the Nonqualified Option Plan, the number and kind of shares which are covered by each then outstanding Nonqualified Option, and in the exercise price of each unexercised Nonqualified Option. Unless amended by the Board, the standard Nonqualified Option Agreement (the "Agreement") shall be binding upon any successor to the Company. However, except upon a "change in control" (as defined in the Agreement), the Nonqualified Option Plan and any options granted thereunder shall terminate upon the effective date of the Company's dissolution or liquidation.

        The Board may, from time to time, amend, modify, suspend, terminate or discontinue the Nonqualified Option Plan without notice. However, no such action will adversely affect any Optionee's rights under any then outstanding Nonqualified Option without such Optionee's prior written consent. In addition, approval of the Company's shareholders shall be required for any modification or amendment of the Nonqualified Option Plan that (A) increases the aggregate number of shares of common stock, (B) changes the provisions of the Nonqualified Option Plan with respect to the determination of persons to whom Nonqualified Options may be granted, or (C) otherwise materially increases the benefits accruing to Optionees under the Nonqualified Option Plan. Consistent with the terms of the Nonqualified Option Plan, the Board may modify any outstanding Nonqualified Option pursuant to a written agreement with the Optionee.

        Nonqualified Options granted under the Nonqualified Option Plan will not receive favorable income tax treatment. As a result, an Optionee will be taxed in the year in which a Nonqualified Option is exercised. The excess of the fair market value of the stock at the time the Nonqualified Option was exercised over the exercise price will be treated as ordinary income. However, the Company will be allowed to take a tax deduction in connection with the Nonqualified Options. At its discretion, the Board may withhold from an Optionee's directors fees or any other amount due to such Optionee (or from shares being purchased upon the exercise of a Nonqualified Option), the amount of any required tax withholdings for which the Company is responsible.

        No options will be granted to directors of the Company under the Nonqualified Option Plan unless and until approval of the Nonqualified Option Plan by the Company's shareholders.

        A copy of the Nonqualified Option Plan is on file and may be inspected by any shareholder at the Company's office in Landis, North Carolina, and a copy will be available for inspection by any shareholder at the Annual Meeting. Additionally, any shareholder wishing to receive a copy of the Nonqualified Option Plan free of charge should contact Henry H. Land, Secretary of the Company, at Drawer 8187, Landis, North Carolina 28088.

            THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE
               "FOR" PROPOSAL 3 APPROVING THE BOC FINANCIAL CORP.
                       1999 NONQUALIFIED STOCK OPTION PLAN


                 PROPOSAL 4: APPROVAL OF THE BOC FINANCIAL CORP.
                 -----------------------------------------------
                        1999 MANAGEMENT RECOGNITION PLAN
                        --------------------------------

        In connection with its formation, the Board of Directors approved the BOC Financial Corp. 1999 Management Recognition Plan (the "MRP") which provides for the issuance of restricted stock to directors and executive officers of the Company. Stock ownership provides an incentive to the directors and executive officers to increase the value of the Company's Common Stock which, in turn, benefits all shareholders. The Board's approval of the MRP is subject to approval by the Company's shareholders. The grant of MRP shares will be without cost to the recipient.

        The shares granted under the MRP will be earned in installments over a period of five years with 20% of the shares to be vested on the first anniversary of the effective date of the grant and 20% of the shares to be vested on each of the next four anniversaries of the effective date of the grant. A participant will become fully vested if his or her service as a director or employment by the Company or by one of its subsidiaries terminates as a result of his or her death, disability or retirement or following a change in control. If a participant's employment or service as a director terminates under any other circumstances prior to a date on which the participant's interest in a portion of his or her shares is fully vested, then such forfeited shares will be available again for grant to other directors or executive officers of the Company. The Board of Directors of the Company will administer the MRP and determine the number of shares to be granted to eligible participants. Prior to vesting, each participant granted shares under the MRP may direct the voting of all shares allocated to him or her and will be entitled to receive any dividends or other distributions paid on such shares. Compensation expense in the amount of the fair market value of Common Stock at the date of the grant to the officer or director will be recognized pro rata over the period during which the shares vest. In the event of a change in control of the Company, the MRP may not be terminated unless provision is made for the substitution or assumption of awards already granted or for an equivalent benefit.

        Shares may be purchased by the MRP on the open market or may be issued from the Company's reserve of authorized but unissued shares of Common Stock, at the discretion of the

Board. At this time, the Board expects that the MRP will purchase the shares from the Company's authorized but unissued shares immediately after the Annual Meeting at the fair market value of the Common Stock on such date.

        The issuance of additional shares of the Company's Common Stock pursuant to the MRP will have a dilutive effect on earnings per share and on the equity and voting power of existing holders of the Company's Common Stock.

        A copy of the MRP is on file and may be inspected by any shareholder at the Company's office in Landis, North Carolina, and a copy will be available for inspection by any shareholder at the Annual Meeting. Additionally, any shareholder wishing to receive a copy of the MRP free of charge should contact Henry H. Land, Secretary of the Company at Post Office Drawer 8187, Landis, North Carolina 28088.

            THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE
               "FOR" PROPOSAL 4 APPROVING THE BOC FINANCIAL CORP.
                           MANAGEMENT RECOGNITION PLAN



             PROPOSAL 5: RATIFICATION OF APPOINTMENT OF ACCOUNTANTS
             ------------------------------------------------------

        The Board of Directors has appointed the firm of Dixon Odom PLLC, Certified Public Accountants, as the Company's independent accountants for 1999, and a proposal to ratify that appointment will be submitted for shareholder approval at the Annual Meeting.

        A representative of Dixon Odom PLLC is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he desires to do so.

            THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE
         "FOR" PROPOSAL 5 RATIFICATION OF THE APPOINTMENT OF DIXON ODOM
             PLLC AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 1999

                                  OTHER MATTERS

        The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters be properly presented for action at the Annual Meeting, the Proxies, or their substitutes, will be authorized to vote shares represented by appointments of proxy according to their best judgment.

                            PROPOSALS OF SHAREHOLDERS

        It is anticipated that the Company's 2000 Annual Meeting will be held on a date during April 2000. Any proposal of a shareholder which is intended to be presented at the Company's 2000

Annual Meeting must be received by the Company at its main office in Landis, North Carolina, no later than December 15, 1999, to be considered timely received for inclusion in the proxy statement and appointment of proxy to be distributed in connection with that meeting.

        Any other proposal not intended to be included in the Proxy Statement and Appointment of Proxy for the 2000 Annual Meeting but intended to be presented at that meeting must be received by the Company at its main office in Landis, North Carolina no later than February 22, 2000.


                             ADDITIONAL INFORMATION

        A COPY OF THE COMPANY'S 1998 ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED WITHOUT CHARGE TO ANY SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING UPON THAT SHAREHOLDER'S WRITTEN REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO HENRY H. LAND, SECRETARY, BOC FINANCIAL CORP., 107 S. CENTRAL AVENUE, LANDIS, NORTH CAROLINA 28088.

                               BOC FINANCIAL CORP.
                              107 S. Central Avenue
                          Landis, North Carolina 28088


                              APPOINTMENT OF PROXY
                         SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Thomas P. Corriher, Stephen R. Talbert, and Henry H. Land (the "Proxies"), or any of them, as attorneys and proxies, with power of substitution, to vote all outstanding shares of the common stock of BOC Financial Corp. (the "Company") held of record by the undersigned on March 19, 1999, at the Annual Meeting of Shareholders of the Company to be held at Bank of the Carolinas at 107 S. Central Avenue, Landis, North Carolina, at 2:00 p.m., on May 4, 1999, and at any adjournments thereof:

1. ELECTION OF DIRECTORS: Proposal to elect six directors of the Company for one year terms or until their successors are duly elected and qualified.

        [ ] FOR all nominees listed         [ ]  WITHHOLD AUTHORITY to vote
            below (except as indicated           for all nominees listed below
            otherwise below)

        NOMINEES:     Thomas P. Corriher
                      John A. Drye
                      Henry H. Land
                      Susan Linn Norvell
                      Lynne Scott Safrit
                      Stephen R. Talbert

        (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided.)

   -------------------------------------------------------------------------

2. APPROVAL OF THE BOC FINANCIAL CORP. 1999 INCENTIVE STOCK OPTION PLAN. Proposal to implement an incentive stock option plan for the benefit of employees of the Company and its subsidiaries.

        [ ]  FOR             [ ] AGAINST            [ ] ABSTAIN

3. APPROVAL OF THE BOC FINANCIAL CORP. 1999 NONSTATUTORY STOCK OPTION PLAN. Proposal to implement a nonstatutory stock option plan for the benefit of non-employee directors of the Company.

        [ ]  FOR             [ ] AGAINST             [ ] ABSTAIN

4. APPROVAL OF THE BOC FINANCIAL CORP. 1999 MANAGEMENT RECOGNITION PLAN. Proposal to implement a management recognition plan for the benefit of directors of the Company, and officers and employees of the Company and its subsidiaries.

        [ ]  FOR             [ ] AGAINST            [ ] ABSTAIN

5. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS: Proposal to ratify the appointment of Dixon Odom PLLC as the Company's independent accountants for 1999.

        [ ]  FOR             [ ] AGAINST            [ ] ABSTAIN

6. OTHER BUSINESS: The Proxies are authorized to vote the shares represented by this Appointment of Proxy according to their best judgment on such other matters as may be presented for action at the Annual Meeting.

        THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ABOVE. IN THE ABSENCE OF INSTRUCTIONS, THE PROXIES WILL VOTE SUCH SHARES "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1 ABOVE AND "FOR" PROPOSALS 2, 3, 4, AND 5 ABOVE. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY OF THE NOMINEES LISTED IN PROPOSAL 1 FOR ANY REASON HAVE BECOME UNAVAILABLE FOR ELECTION OR UNABLE TO SERVE AS DIRECTORS, THE PROXIES HAVE THE DISCRETION TO VOTE FOR A SUBSTITUTE NOMINEE OR NOMINEES. THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH HENRY H. LAND, THE SECRETARY OF THE COMPANY, AN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND REQUESTING THE RIGHT TO VOTE IN PERSON.

                                    Date:_______________________________, 1999


                                     ____________________________________(SEAL)
                                    (Signature)

                                     ____________________________________(SEAL)
                                    (Signature, if shares held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

                PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS
                ------------------------------------------------
                       PROXY CARD IN THE ENCLOSED ENVELOPE
                       -----------------------------------